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                                                                    EXHIBIT 23.2

                                   CONSENT OF
                              INDEPENDENT AUDITORS




We consent to the reference to our Firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of e.Digital Corporation for the registration of 1,969,514 shares of its common stock and to the incorporation by reference therein of our report dated June 1, 2000, with respect to the consolidated financial statements of e.Digital Corporation and subsidiary included in its Annual Report (Form 10-KSB) for the year ended March 31, 2000 filed with the Securities and Exchange Commission.









Vancouver, Canada,
November 3, 2000                                           Chartered Accountants